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                                                                   Exhibit 10.30

           CONFIDENTIAL MUTUAL SETTLEMENT AGREEMENT AND POLICY RELEASE

        This Confidential Mutual Settlement Agreement and Policy Release ("AGREEMENT") is entered into by and between Liberty Mutual Insurance Company ("LIBERTY"), on the one hand, and Endocare, Inc. ("ENDOCARE") on its own behalf and on behalf of its indemnified directors and officers, John Cracchiolo, Paul Mikus and Kevin Quilty (collectively, the "ENDOCARE INSUREDS"), on the other hand. LIBERTY and the ENDOCARE INSUREDS are sometimes referred to herein individually as the "PARTY," and collectively as the "PARTIES."

                                    RECITALS

        A. WHEREAS, ENDOCARE was issued an Excess Directors and Officers Liability insurance policy by LIBERTY, policy number 190222-012 (the "POLICY); and,

        B. WHEREAS, pursuant to its terms and conditions the POLICY provided first layer excess coverage to the ENDOCARE INSUREDS subject to an aggregate limit of liability of Five Million Dollars ($5,000,000) in excess of (a) a Five Million Dollars ($5,000,000) primary insurance policy issued by National Union Fire Insurance Company of Pittsburgh, Pa. ("NATIONAL UNION") Number 511-72-42 (the "PRIMARY POLICY"); and,

        C. WHEREAS, the ENDOCARE INSUREDS were named or targeted in various investigations, proceedings, arbitrations and lawsuits arising out of, based upon or attributable to ENDOCARE's revenue recognition policies and restatements of 2000, 2001 and 2002 financial statements, some of which are continuing as of the date of this AGREEMENT, including without limitation the following:

        1. the various shareholder litigation commenced against the Respondents, including, but not limited to, a consolidated class action entitled, In re Endocare, Inc. Securities Litigation, United States District Court for the Central District of California, Civil Action No. 02-CV-8429, and a derivative lawsuit entitled, Venables v. Mikus, etc., et al., Orange County (Cal.) Superior Court, Case No. 02 CC 0036 (collectively, the "SHAREHOLDER LITIGATION"); and,

        2. the various regulatory investigations presently being conducted with respect to ENDOCARE by the Securities and Exchange Commission and the Department of Justice (collectively, the "REGULATORY INVESTIGATIONS");

(collectively, the "REPORTED MATTERS").

        D. WHEREAS, the INSUREDS tendered the REPORTED MATTERS to LIBERTY for


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coverage under the POLICY, with LIBERTY initially reserving all rights and defenses including, without limitation, the right to assert rescission of the POLICY;

        E. WHEREAS, the parties to the SHAREHOLDER LITIGATION settled for the sum of Eight Million Nine Hundred Fifty Thousand Dollars ($8,950,000) (the "UNDERLYING SETTLEMENT AMOUNT"), with the INSUREDS requesting that all of their directors and officers liability insurers, including LIBERTY, consent and/or contribute to the UNDERLYING SETTLEMENT AMOUNT;

        F. WHEREAS, ENDOCARE has tentatively settled one or more of the REGULATORY INVESTIGATIONS without the consent of LIBERTY;

        G. WHEREAS, the ENDOCARE INSUREDS incurred costs and expenses in connection with the defense and settlement of the REPORTED MATTERS ("DEFENSE COSTS"), with the INSUREDS requesting that NATIONAL UNION and LIBERTY consent and pay the DEFENSE COSTS incurred;

        H. WHEREAS, LIBRTY subsequently denied coverage under its POLICY for any of the REPORTED MATTERSE, rescinded the POLICY, and in compliance with the POLICY's Alternative Dispute Resolution provisions, initiated binding arbitration proceedings against the ENDOCARE INSUREDS before the American Arbitration Association, captioned as Liberty Mutual Insurance Company, et al.
v. Endocare, Inc., et al., case number 74 195 00402 04 SAT (the "RESCISSION ARBITRATION");

        I. WHEREAS, the INSUREDS filed a cross-claim against LIBERTY in the RESCISSION ARBITRATION alleging claims for breach of contract and breach of the implied covenant of good faith and fair dealing;

        J. WHEREAS, the entire NATIONAL UNION primary policy's limit of liability has been exhausted by the payment of DEFENSE COSTS and of a portion of the UNDERLYING SETTLEMENT AMOUNT;

        K. WHEREAS, LIBERTY paid the POLICY'S entire $5,000,000 limit of liability towards the UNDERLYING SETTLEMENT AMOUNT under a full reservation of rights, including the right to recoup, while proceeding with the RESCISSION ARBITRATION; and,

        L. WHEREAS, the PARTIES now wish to compromise, settle and resolve all disputes, claims, potential claims, actions, suits, demands, causes of action, debts, liabilities, agreements, contracts or promises between them arising out of or relating to the POLICY and the RESCISSION


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ARBITRATION on the terms set forth in this AGREEMENT.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises herein exchanged, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, intending to be legally bound hereby, the PARTIES agree as follows:

        1. Within ten (10) calendar days of the execution of this AGREEMENT, ENDOCARE will pay to LIBERTY the sum of One Million Dollars ($1,000,000), in partial reimbursement of the amount paid by LIBERTY towards the UNDERLYING SETTLEMENT AMOUNT (the "SETTLEMENT AMOUNT"). Within ten (10) calendar days of ENDOCARE's payment, the PARTIES will jointly dismiss the RESCISSION ARBITRATION, including all cross-claims, in its entirety and with prejudice.

        2. In consideration of ENDOCARE's payment of the SETTLEMENT AMOUNT and the mutual release set forth herein, LIBERTY, on the one hand, and the ENDOCARE INSUREDS, on the other hand, forever release, discharge, and acquit each other and each of their respective present and former directors, partners, principals, officers, employees, agents, trustees, attorneys, reinsurers, parents, subsidiaries, affiliates, divisions, representatives, predecessors, heirs, executors, administrators, successors and assigns, from any and all rights, demands, claims, potential claims, suits, debts, obligations, actions, and causes of action of whatever nature, character, or description, which have been or could be or could have been asserted or brought against each other, in any way related to or connected with:

        (a) the REPORTED MATTERS and the subject matter of each such REPORTED MATTER;

        (b) any claim made against the ENDOCARE INSUREDS after the June 10, 2002, effective date of the POLICY;

        (c) any fees or costs billed by any attorney and/or consultant on behalf of the ENDOCARE INSUREDS in connection with the REPORTED MATTERS, the RESCISSION ARBITRATION and/or any claim made against the ENDOCARE INSUREDS after the June 10, 2002, effective date of the POLICY;

        (d) the RESCISSION ARBITRATION, including all cross-claims, and the subject matter of the RESCISSION ARBITRATION, inclusive of all cross-claims;

        (e) LIBERTY's coverage position(s) in connection with the REPORTED MATTERS, any claim made against the ENDOCARE INSUREDS after the June


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                10, 2002, effective date of the POLICY, including all claims of entitlement to recoupment of policy proceeds;

        (f)     the INSURED's demands for payment of DEFENSE COSTS; and,

        (g) the POLICY, including but not limited to all claims for bad faith or other violations under any statute, common law claims for bad faith insurance practices or breach of the implied covenant of good faith and fair dealing,

(collectively, the "RELEASED MATTERS"); provided, however, that the foregoing releases shall not become effective until the SETTLEMENT AMOUNT is paid in full and the RESCISSION ARBITRATION has been dismissed in its entirety and with prejudice.

        3. Payment of the SETTLEMENT AMOUNT by ENDOCARE shall be in compromise and in full settlement of any and all claims of the ENDOCARE INSUREDS against LIBERTY, as well as any and all claims of LIBERTY against the ENDOCARE INSUREDS, relating to the RELEASED MATTERS, and shall result in the unconditional surrender and release of the POLICY by the ENDOCARE INSUREDS.

        4. Except as set forth in paragraph 1 above, LIBERTY will not seek any payment or reimbursement from the ENDOCARE INSUREDS of any additional amounts spent in defense or settlement of the REPORTED MATTERS, and LIBERTY shall not be responsible for any additional administrative fees or other costs and expenses associated with the REPORTED MTTERS.

        5. ENDOCARE shall reimburse, defend, indemnify and hold LIBERTY harmless, from and against any liability and all loss, costs, damages, expenses, including attorneys' fees, LIBERTY, its present and former directors, partners, principals, officers, employees, agents, trustees, attorneys, reinsurers, parents, subsidiaries, affiliates, divisions, representatives, predecessors, heirs, executors, administrators, successors and assigns, incur on account of or for any and all demands, claims, potential claims, suits, debts, obligations, actions, and causes of action of whatever nature, character, or description, that are asserted or might be asserted by or on behalf of any third party or parties, including any non-signatory insured, arising out of the POLICY or the policy releases provided for herein, including, but not limited to, any claim that the release of the POLICY was improper.

        6. The PARTIES acknowledge that this AGREEMENT constitutes a compromise to terminate all controversy or claims or causes of action for damages of any nature, known or unknown, suspected or unsuspected, accrued or unaccrued, foreseen or unforeseen with respect to the RELEASED MATTERS, including those claims with respect to the RELEASED MATTERS which the PARTIES do


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not know or suspect to exist in their favor at the time of execution of this
AGREEMENT but which, if known to them, might have affected their decisioi to enter into this AGREEMENT, and to release the remaining PARTIES herein. The PARTIES and their respective directors, partners, principals, officers, trustees, attorneys, parents, subsidiaries, affiliates, divisions, representatives, predecessors, heirs, executors, administrators, successors and assigns, expressly waive any and all rights they may have under statute or common law principle that would limit the effect of the foregoing releases to those claims actually known or suspected to exist at the time of execution of this AGREEMENT, including but not necessarily limited to, the provisions of
Section 1542 of the California Civil Code, whict provides as follows:

                A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

        Each PARTY agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses, claims, causes of action, contracts, liabilities, indentures and obligations, and hereby waives, releases and forever discharges all rights and benefits which such PARTY might otherwise have under section 1542 of the California Civil Code regarding such unknown, unanticipated or misunderstood defenses, claims, causes of action, contracts, liabilities, indentures and obligations as to the matters released in this AGREEMENT.

        7. The releases and waivers set forth above shall not restrict, impinge upon, or nullify any right or claim that the PARTIES have or may have in the future because of, arising from, or attributable to any breach of the covenants or warranties set forth in this AGREEMENT.

        8. It is understood and agreed that this AGREEMENT constitutes a compromise and settlement, and is not intended, nor to be construed, as an admission by any PARTY of liability as to the REPORTED MATTERS, nor of coverage for the same under the POLICY. This AGREEMENT therefore shall not be taken or used, nor be deemed admissible in evidence, in any action, cause of action or proceeding, except to enforce the terms of this AGREEMENT.

        9. The PARTIES and their counsel agree to maintain the confidentiality of the terms of this AGREEMENT and of the negotiations leading to this AGREEMENT, except (and only) to the extent that such terms are required to be disclosed for accounting, insurance (including reinsurance) or tax


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purposes, or for purposes of effecting a settlement of any of the REPORTED
MATTERS, or pursuant to regulatory obligations, an order of a court of competent jurisdiction or other legal process. In the event that a formal request is made to any PARTY to compel the dissemination of information regarding the terms and conditions of this AGREEMENT, said PARTY shall promptly notify, in writing, all other PARTIES of such request so as to afford the other PARTIES the ability (but not the obligation) to object to and oppose the dissemination of such information.

        10. This AGREEMENT is made and entered into for the sole protection and benefit of the PARTIES, and no third parties shall be direct or indirect beneficiaries of, or base any direct or indirect claim or cause of action in connection with, this AGREEMENT, except that the releases set forth herein shall inure to the benefit of and be enforceable by the respective released persons described therein.

        11. Each PARTY represents and warrants that he and/or it has been represented by, and consulted with, counsel of his and/or its own choosing regarding the provisions, obligations, rights, risks and legal effects of this AGREEMENT, that such PARTY voluntarily accepts the terms of this AGREEMENT, and that such PARTY enters into this AGREEMENT without any inducement or consideration other than that described herein.

        12. The PARTIES further acknowledge that after consulting with counsel of their own choosing and after having performed due diligence with respect to LIBERTY's rescission claims and alleged coverage defenses, each PARTY acknowledges that the settlement reflected in this AGREEMENT is fair and in the best interests of each PARTY and that each PARTY is receiving fair and equivalent value for the payments, rights and other consideration which each will surrender under this AGREEMENT.

        13. All payments and deliveries required under this AGREEMENT by the PARTIES shall be made as specified herein and in no event shall any of the payments described be made on account of an antecedent debt.

        14. Each person executing this AGREEMENT on behalf of a PARTY represents and warrants that he or she is duly authorized and empowered to enter into this AGREEMENT and has the authority and approval to bind the PARTY so represented to the terms and representations of this AGREEMENT.

        15. This AGREEMENT and any uncertainty or ambiguity later discovered herein shall not be construed against any one PARTY or several PARTIES but shall be construed as if all the PARTIES jointly prepared this AGREEMENT.


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        16. In the event that any one or more of the provisions of this
AGREEMENT are deemed, for any reason, to be invalid, illegal or unenforceable, such determination shall not affect any other provision of this AGREEMENT.

        17. This AGREEMENT and the POLICY constitutes the entire agreement between the PARTIES regarding the subject matter hereof and supersedes all prior oral and written agreements with respect to the matters provided for herein.

        18. Any claim to enforce this AGREEMENT and any dispute arising under this AGREEMENT or the subject matter contained herein shall be submitted to binding arbitration pursuant to the terms and conditions set forth in the POLICY, which includes incorporation of the relevant arbitration provisions contained in the PRIMARY POLICY.

        19. This AGREEMENT may be modified or terminated only by a written agreement signed by all of the PARTIES.

        20. This AGREEMENT may be executed by facsimile and in any number of counterparts, each of which, so executed, shall be deemed to be an original, and such counterparts shall together constitute one and the same AGREEMENT.


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        IN WITNESS WHEREOF, the PARTIES have executed this AGREEMENT as of the dates set forth below.

Date: 11/2/05                         ENDOCARE, INC.

(Signatures continue.)

                                      By:    /s/ William Nydam
                                             ----------------------------------
                                      Name:  William Nydam
                                      Title:

Date:  12/22/05                       /s/ John Cracchiolo
                                      ---------------------
                                      JOHN CRACCHIOLO

Date:  11/4/05                        /s/ Paul Mikus
                                      -----------------------
                                      PAUL MIKUS

Date:  11/8/05                        /s/ Kevin Quilty
                                      -----------------
                                      KEVIN QUILTY

Date:  11/3/05                        LIBERTY MUTUAL INSURANCE COMPANY

                                      By:    /s/ Alexander D. Rosati
                                             ----------------------------------
                                      Name:  Alexander D. Rosati
                                      Title: Claims Manager - FI/SPEC CAS CLAIMS


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